
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from the Consolidated Balance Sheet and Consolidated Income Statement of GATX and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER> 1,000,000

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                          DEC-31-1994
<PERIOD-START>                             JAN-01-1994
<PERIOD-END>                               DEC-31-1994
<CASH>                                              27
<SECURITIES>                                         0
<RECEIVABLES>                                      866<F1>
<ALLOWANCES>                                        90
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0<F6>
<PP&E>                                            3645
<DEPRECIATION>                                    1453
<TOTAL-ASSETS>                                    3651
<CURRENT-LIABILITIES>                                0<F6>
<BONDS>                                           1805<F2>
<COMMON>                                            14
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          3
<OTHER-SE>                                         645
<TOTAL-LIABILITY-AND-EQUITY>                      3651
<SALES>                                              0
<TOTAL-REVENUES>                                  1155
<CGS>                                                0
<TOTAL-COSTS>                                      580<F3>
<OTHER-EXPENSES>                                   165<F4>
<LOSS-PROVISION>                                    19
<INTEREST-EXPENSE>                                 148
<INCOME-PRETAX>                                    118<F5>
<INCOME-TAX>                                        49
<INCOME-CONTINUING>                                 91
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                        91
<EPS-PRIMARY>                                     3.88
<EPS-DILUTED>                                     3.78

<F1>Receivables consists of three components:  Trade Accounts of 102 million,
    Finance Leases of 533 million and Secured Loans of 231 million.
<F2>Bonds consists of two components:  Long-term Debt of 1,550 million and
    Capital Lease Obligations of 255 million. Short-term Debt is not included in this value.
<F3>Total Costs represents Operating Expenses on the Consolidated Income
    Statement.
<F4>This value represents Provision for Depreciation and Amortization on the
    Consolidated Income Statement.
<F5>This value represents Income Before Income Taxes and Equity in Net
    Earnings of Affiliated Companies.
<F6>Not applicable because GATX has an unclassified balance sheet.



